Exhibit 3.11

AGREEMENT OF LIMITED PARTNERSHIP

OF

BRP HOLDING LP

This Agreement of Limited Partnership of BRP HOLDING LP (this “Agreement”) is entered into as of the 4th day of December 2003 by and between, Bombardier Produits Récréatifs Inc./Bombardier Recreational Products Inc. as general partner (the “General Partner”), and 4186524 Canada Inc., as limited partner (the “Limited Partner”).

The General Partner and the Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101, et seq.), as amended from time to time (the “Act”), and hereby agree as follows:

1. Name. The name of the limited partnership formed hereby is BRP Holding LP (the “Partnership”).

2. Purposes and Powers. The purposes of the Partnership shall be to carry on any lawful business or activity which limited partnerships are permitted to carry on under the Act. The Partnership shall have all right, power and authority to do any and all acts and things necessary, appropriate, advisable and/or convenient for the furtherance and accomplishment of the purposes of the Partnership.

3. Registered Office. The registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

4. Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

5. Partners. The names and addresses of the General Partner and the Limited Partner are as follows:

Name	Address

General Partner:

Bombardier Produits Récréatifs Inc./ Bombardier Recreational Products Inc.	1000, de la Gauchetière St. West Suite 2100 Montreal, Qc, H3B 4W5

Limited Partner:

4186524 Canada Inc.	1000, de la Gauchetière St. West, Suite 2100 Montreal, Qc, H3B 4W5

6. General Partner Authority. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware. In furtherance and not in limitation of the foregoing, the General Partner is hereby granted all rights, powers, authority and authorization necessary, appropriate, advisable and/or convenient to manage the Partnership and determine and carry out its affairs.

7. Term. The Partnership shall have perpetual existence unless it shall be dissolved and its affairs shall have been wound up upon the occurrence of any of the following events: (i) the written consent of all partners of the Partnership to dissolve the Partnership, (ii) an event of withdrawal under the Act of the General Partner, or (iii) the entry of a decree of judicial dissolution of the Partnership as provided in Section 17-802 of the Act; provided, however, that the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of the General Partner described in Section 7(ii) above if (a) at the time of such event of withdrawal there is at least one (1) other general partner of the Partnership who carries on the business of the Partnership (and all such other general partner(s) are hereby authorized and required to carry on the business of the Partnership), or (b) within ninety (90) days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one (1) or more additional general partners of the Partnership.

8. Partnership Interests. The partnership interests in the Partnership are expressed as units (“Units”) with each unit representing a fractional share of the partnership interest of all the partners of the Partnership. For purposes of Section 8-103(c) of the Uniform Commercial Code of the State of Delaware (the “UCC”), the Units are “securities” (as defined in Article 8 of the UCC) governed by Article 8 of the UCC. The number of Units outstanding from time to time and the holders thereof shall be set forth on Annex A hereto (as the same may be amended from time to time).

10. Unit Certificates. All Units issued by the Partnership shall be issued in the form of certificated Units unless otherwise determined by the General Partner. Annex A hereto shall at all times serve as the register for recording issuances, transfers and cancellations of such certificates (“Unit Certificates”). The form of Unit Certificate to be used by the Partnership is set forth on Annex B hereto. Each Unit Certificate shall be signed by any duly authorized representative of the General Partner. Any or all of the signatures on Unit Certificates may be a facsimile. In case an authorized person who has signed or whose facsimile signature has been placed on a Unit Certificate shall have ceased to be so authorized before such Unit Certificate is issued, it may be issued by the Partnership with the same effect as if such person was authorized at the time of its issue. The General Partner may from time to time approve changes to the form of Unit Certificate, such changes to be reflected in an amendment to Annex B. In the case of the alleged theft, loss, destruction or mutilation of a Unit Certificate, a duplicate Unit Certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Partnership against any claim on account thereof, as the General Partner may prescribe.

11. Initial Capital Contributions. As of the date hereof, the General Partner will contribute Cdn$50 to the Partnership as its initial capital contribution and the Partnership will deliver to the General Partner a Unit Certificate representing 50 Units which has been registered on Annex A hereto in the name of the General Partner. As of the date hereof, the Limited Partner will contribute Cdn$50 to the Partnership as its initial capital contribution and the Partnership will deliver to the Limited Partner a Unit Certificate representing 50 Units which has been registered on Annex A hereto in the name of the Limited Partner.

12. Additional Capital Contributions. The partners may make, but shall not be required to make, additional capital contributions to the Partnership. Except as the General Partner may otherwise prescribe, additional capital contributions shall be recorded on Annex A hereto in the currency in which they are made. Additional Units (and additional Unit Certificates) may be, unless otherwise determined by the General Partner, issued in connection with the making of any such additional capital contributions by partners.

13. Assignments. The Limited Partner may assign all or any part of its Units only with the consent of the General Partner. The Limited Partner has no right to grant an assignee of its Units the right to become a substituted limited partner of the Partnership. The General Partner may assign all or any part of its partnership interest in the Partnership only with the consent of the Limited Partner.

14. Withdrawal. No right is given to any partner of the Partnership to withdraw from the Partnership.

15. Distributions. Distributions shall be made to the Partners in accordance with their Percentage Interests (as defined below) at the times and in such amounts determined by the General Partner. As used herein, “Percentage Interest” shall mean, with respect to any partner of the Partnership, at any time, such partner’s interest in the Partnership expressed as a percentage of all partnership interests of all partners, determined by dividing the number of Units held by such partner by the total number of Units then outstanding. The Percentage Interests of the partners at any time shall be determined by reference to Annex A (as amended from time to time pursuant to this Agreement).

16. Tax Matters. The Partnership is an eligible entity as described in Treasury Regulation 301.7701-3(a), and the partners intend to elect to have the Partnership treated as an association taxable as a corporation for United States federal income tax purposes.

17. Additional Partners.

(a) Without the approval of the Limited Partner, the General Partner may admit additional or substitute limited partners to the Partnership.

(b) After the admission of any additional or substitute limited partners pursuant to this Section 17, the Partnership shall continue as a limited partnership under the Act.

(c) The admission of additional or substitute limited partners to the Partnership pursuant to this Section 17 shall be accomplished by the amendment of this Agreement.

18. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute but one original agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement, which may be executed in counterparts, as of the date and year first aforesaid.

GENERAL PARTNER:

BOMBARDIER PRODUITS RÉCRÉATIFS INC./ BOMBARDIER RECREATIONAL PRODUCTS INC.

By:
Name:
Title:

LIMITED PARTNER:

4186524 CANADA INC.

By:
Name:
Title:

Annex A

Units; Units Certificates; Capital Contributions; Percentage Interests

Partner	Units	Unit Certificate Register					Capital Contributions		Percentage Interest
		Cert. No.	Date of Issuance	Number of Units	Date of Transfer or Cancellation	Information With Respect to Transfer or Cancellation	Capital Contributions	Date
						Include name(s) and address(es) of transferee(s)
4186524 Canada Inc.	50	1	__/__/03	50			Cnd$50	__/__/03	50.00000%

		Cert. No.	Date of Issuance	Number of Units	Date of Transfer or Cancellation	Information With Respect to Transfer or Cancellation	Capital Contributions	Date
						Include name(s) and address(es) of transferee(s)
Bombardier Produits Récréatifs Inc./ Bombardier Recreational Products Inc.	50	2	__/__/03	50			Cnd$50	_/_/03	50.00000%

Totals:	100						100.00000%

Annex B

Certificate Number	BRP HOLDING LP (a Delaware limited partnership)	Units

IN WITNESS WHEREOF, BRP HOLDING LP, a Delaware limited partnership (the “Partnership”), has caused this Certificate to be signed by its duly authorized representative as of this              day of             , 20    . This certifies that                      is the registered owner of the number of Units set forth above of the Partnership. The rights, interests, preferences and privileges of the Units are set forth in the Agreement of Limited Partnership of the Partnership dated as of [            ], 2003 (as amended, supplemented and modified from time to time).

See the reverse side of this Certificate for restrictions and instructions regarding transfer

Date: [                    ]

[ ] Authorized Person

[REVERSE OF CERTIFICATE]

THE LIMITED PARTNERSHIP INTERESTS OF THE PARTNERSHIP REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND (II) THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP DATED AS OF [                    ], 2003, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME. SUCH AGREEMENT OF LIMITED PARTNERSHIP IS ON FILE WITH THE PARTNERSHIP AND A COPY THEREOF SHALL BE AVAILABLE TO ANY PARTNER UPON REQUEST. ANY PLEDGE, HYPOTHECATION, SALE, ASSIGNMENT OR OTHER TRANSFER OF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH LAWS OR AGREEMENT OF LIMITED PARTNERSHIP SHALL BE VOID.

Assignment

For value received, the undersigned registered holder of this Certificate hereby sells, assigns and transfers to                                          the                              Units of the Partnership represented by this Certificate, and does hereby irrevocably constitute and appoint                                                                               as his, her or its attorney to transfer such Units on the books of the Partnership with full power of substitution in the premises.

Dated                     , 20

Name and Signature of registered owner corresponding exactly to the name of such owner as written on the face of this Certificate

Witness